UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): May 10, 2022

VIVINT SMART HOME, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38246	98-1380306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4931 North 300 West

Provo, UT 84604

(Address of Principal Executive Offices) (Zip Code)

(801) 377-9111

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	VVNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2022, Dale R. Gerard, the Chief Financial Officer of Vivint Smart Home, Inc. (the “Company”), notified the Company about his resignation, effective as of May 31, 2022. Mr. Gerard is pursuing a new role outside of the smart home industry. Mr. Gerard’s departure from the Company is not as a result of any disagreement with the Company regarding the operations, policies or practices of the Company.

On May 16, 2022, the Company also announced that Dana Russell will succeed Mr. Gerard as the Company’s Chief Financial Officer. Mr. Russell will join the Company on or around May 16, 2022 and will serve as the Company’s principal financial officer and principal accounting officer.

Mr. Russell, 60, served as Vivint Solar’s chief financial officer from 2013 to 2020. Mr. Russell commenced his career as an auditor at PricewaterhouseCoopers LLP and later joined Novell, a publicly traded software and services company that was ultimately acquired by The Attachmate Group in 2011. During his 12-year tenure at Novell, he held various positions including vice president of finance, treasurer and corporate controller before being named its chief financial officer. Mr. Russell received a Masters of Accountancy from Weber State University.

There are no arrangements or understandings between Mr. Russell and any person pursuant to which he was selected as Chief Financial Officer. Mr. Russell has no family relationships with any director or executive officer of the Company. There are no transactions involving Mr. Russell that would be required to be reported under Item 404(a) of Regulation S-K.

Compensation Arrangements with Mr. Russell

In connection with his appointment as Chief Financial Officer, on May 16, 2022, the Company entered into an employment agreement with Mr. Russell (the “Employment Agreement”). The principal terms of such agreement are summarized below.

The Employment Agreement provides for a term ending on the first anniversary of Mr. Russell’s commencement of employment, which extends automatically for additional one-year periods unless either party elects not to extend the term. Under the Employment Agreement, Mr. Russell is eligible to receive a minimum base salary of $700,000, and an annual bonus award with a target amount equal to a 60% of his base salary at the end of the performance period, subject to the achievement of certain performance targets. Mr. Russell is also entitled to receive a retention bonus of $350,000 on each of the first three anniversaries of his commencement of employment (each, a “retention bonus”), subject to continued employment in good standing as the Chief Financial Officer of the Company.

In connection with his commencement of employment, Mr. Russell is entitled to receive a one-time equity-based stock incentive grant (the “sign-on equity grant”) consisting of a number of shares of our Class A common stock (“shares”) equal to $4,000,000 divided by the closing price on the commencement of his employment (the “grant share price”). The sign-on equity grant will be subject to time-based vesting and will vest with respect to 25% on each of the first, second, third and fourth anniversaries of the grant date, subject to his continued employment on each vesting date.

Pursuant to the Employment Agreement and subject to continued employment, Mr. Russell will be eligible to receive annual equity grants under the Company’s long-term equity incentive plan. For each of calendar years 2023, 2024, and 2025, the Company will recommend that the board of directors approve grants that cover a number of shares equal to the quotient of (i) $3,000,000 divided by (ii) the applicable share price on the date of grant and granted with respect to the same time-based and performance-based vesting criteria applicable to other senior executives of the Company. In the event of a termination, during the period beginning on the date six months prior to and ending on the date that is eighteen month following a change in control, by the Company without “cause” (as defined below) or by Mr. Russell for “good reason” (as defined below), the Company will accelerate the vesting of 100% of Mr. Russell’s then unvested outstanding time-based restricted stock units, other time-based equity compensation awards and unpaid retention bonus payments.

If Mr. Russell’s employment terminates for any reason, Mr. Russell is entitled to receive: (1) any base salary accrued through the date of termination; (2) reimbursement of any unreimbursed business expenses properly incurred by the executive; and (3) such employee benefits, if any, as he may be entitled under the Company’s employee benefit plans (the payments and benefits described in (1) through (3) being “accrued rights”). If Mr. Russell resigns without “good reason” (as defined below) he will also be entitled to any earned but unpaid annual bonus from any prior year (the “earned prior year bonus”) and any earned but unpaid retention bonus (“earned retention bonus”).

If Mr. Russell’s employment is terminated by Mr. Russell for “good reason” (as defined below) or by the Company without “cause” (as defined below) (including a notice of non-renewal by the Company on or before the third anniversary of the commencement date) and other than by reason of death or while he is disabled (any such termination, a “qualifying termination”), Mr. Russell is entitled to the accrued rights and, conditioned upon execution and non-revocation of a release and waiver of claims in favor of the Company and its affiliates, and with respect to the second through fifth bullets below, continued compliance with the non-compete, non-solicitation, non-disparagement, and confidentiality provisions set forth in the Employment Agreement, the following rights:

•	earned prior year bonus;

•	earned retention bonus;

•	a pro rata portion of his target annual bonus based upon the portion of the fiscal year during which Mr. Russell was employed (the “pro rata bonus”);

•

a lump-sum cash payment equal to 150% of Mr. Russell’s then-current base salary plus 150% of the actual bonus Mr. Russell received in respect of the immediately preceding fiscal year (or, if a termination of employment occurs prior to any annual bonus becoming payable under his Employment Agreement, the target bonus for the immediately preceding fiscal year); and

•

a lump-sum cash payment equal to the cost of the health and welfare benefits for Mr. Russell and his dependents, at the levels at which the executive received benefits on the date of termination, for 18 months (the “COBRA payment”).

For purposes of Mr. Russell’s Employment Agreement, the term “cause” means the executive’s continued refusal to perform his employment duties for a period of 10 days following written notice from the Company; any dishonesty in the performance of the executive’s employment duties that is materially injurious to the Company; act(s) on the executive’s part constituting either a felony or a misdemeanor involving moral turpitude; the executive’s willful malfeasance or misconduct in connection with his employment duties that causes substantial injury to the Company; or the executive’s material breach of the restrictive covenants set forth in the Employment Agreement. Each of the foregoing events is subject to specified notice and cure periods.

For purposes of Mr. Russell’s Employment Agreement, the term “good reason” means a reduction in base salary or annual target bonus, a material diminution in title, duties, authority or responsibilities that materially decreases the overall scope, the relocation of the Mr. Russell’s primary office by more than 50 miles, or the Company’s material breach of the Employment Agreement. Each of the foregoing events is subject to specified notice and cure periods.

In the event of Mr. Russell’s termination of employment due to death or disability, he will only be entitled to the accrued rights, the earned prior year bonus, earned retention bonus, the pro rata bonus, and the COBRA payment.

Mr. Russell is also entitled to participate in all employee benefit plans, programs and arrangements made available to other executive officers generally. Mr. Russell’s Employment Agreement contains a Section 280G net-best cut-back provision in the event of a change in control and provides for reimbursement of Mr. Russell’s legal fees in the negotiation of his Employment Agreement not to exceed $5,000.

Mr. Russell’s Employment Agreement also contains restrictive covenants, including an indefinite covenant on confidentiality of information, and covenants related to non-competition, non-solicitation of the Company’s employees and customers and affiliates and mutual non-disparagement, at all times during employment, and for 18 months after any termination of employment.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions and agreements contained in Mr. Russell’s Employment Agreement.

Item 7.01	Regulation FD Disclosure.

On May 16, 2022, the Company issued a press release announcing the departure of Mr. Gerard and Mr. Russell’s appointment as the Company’s Chief Financial Officer. The full text of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 7.01 and in Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Vivint Smart Home, Inc., dated May 16, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVINT SMART HOME, INC.

By:	/s/ David Bywater
Name:	David Bywater
Title:	Chief Executive Officer

Date: May 16, 2022